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                                                                   EXHIBIT 10(l)




                           1996 ACNIELSEN CORPORATION
                            MANAGEMENT INCENTIVE PLAN


1.    PURPOSE OF THE PLAN

            The purpose of the Plan is to attract and retain the services of selected employees who are in a position to make a material contribution to the successful operation of the business of the Company and one or more of its Subsidiaries.


2.    DEFINITIONS

            The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Award: (i) A periodic cash bonus award granted pursuant to the Plan or (ii) a periodic equity-based bonus award (A) issued pursuant to an equity-based plan of the Company and (B) granted pursuant to the Plan.

            (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (d)   Board: The Board of Directors of the Company.

            (e) Change in Control: The occurrence of any of the following events:

                  (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;
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                  (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or
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                  (iv) the stockholders of the Company approve a plan of
                  complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (g)   Committee: The Compensation Committee of the Board.

            (h)   Company: ACNielsen Corporation, a Delaware corporation.

            (i) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.

            (j) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the
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                  immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (k) Participant: An employee of the Company or any of its Subsidiaries who has been designated by the Committee, pursuant to Section 4 of the Plan, as eligible to receive an Award under the Plan for a Performance Period.

            (l) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

            (m) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

            (n)   Plan: The 1996 ACNielsen Corporation Management Incentive
                  Plan.

            (o) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

            (p) Spinoff Date: The date on which the Shares that are owned by D&B are distributed to the holders of record of shares of D&B.

            (q) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).


3.    ADMINISTRATION

            The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto). The Committee shall have the authority to select the Participants to be granted Awards under the Plan, to determine the size and terms of an Award, to modify the terms of any Award
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that has been granted, to determine the time when Awards will be made and the
Performance Period to which they relate, to establish performance objectives in respect of such performance periods and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. Notwithstanding anything in the Plan to the contrary, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.
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4.    ELIGIBILITY AND PARTICIPATION

            Prior to the end of each Performance Period, the Committee shall designate those persons who shall be Participants for such Performance Period. Participants shall be selected from among the employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries. The designation of Participants may be made individually or by groups or classifications of employees, as the Committee deems appropriate. Participants may be designated at any time during a Performance Period, and it shall not be required that all Participants be designated at the same meeting of the Committee.


5.    GRANT OF AWARDS

            (a) Tentative Guidelines. Prior to the end of each Performance Period, the Committee may establish tentative guidelines under which Awards payable to designated Participants may be determined for the Performance Period. The Committee may also, in its sole discretion, make a preliminary decision as to the amount that will be available as Awards for the Performance Period and impose any conditions on the payment of an Award.

            (b) Final Determination. The Committee shall, in its sole discretion, determine the final amount of each Participant's Award with respect to a Performance Period. Subject to Section 6 of this Plan, a Participant's final Award, if any, will be payable in cash and/or in the form of an equity-based award issued pursuant to an equity-based plan of the Company. Determination of the final amount that may be granted to each Participant as an Award for the Performance Period may be made at any time before or after the close of the Performance Period.
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6.    PAYMENT OF AWARDS

            The amount of the Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award.


7.    AMENDMENTS OR TERMINATION

            The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.


8.    NO RIGHT TO EMPLOYMENT

            Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.


9.    NONTRANSFERABILITY OF AWARDS

            An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.
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10.   REDUCTION OF AWARDS

            Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.


11.   ADJUSTMENTS UPON CERTAIN EVENTS

            (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards and/or (ii) any other affected terms of such Awards.

            (b) Change in Control. Notwithstanding any other provisions in the Plan to the contrary, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.
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12.   MISCELLANEOUS PROVISIONS

            The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case such payments shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.


13.   CHOICE OF LAW

            The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.


14.   EFFECTIVENESS OF THE PLAN

            The Plan shall be effective as of the Spinoff Date.